SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2004

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit Description

99.1* Press Release, dated June 10, 2004.

* Filed herewith.

ITEM 9. REGULATION AND DISCLOSURE

On June 10, 2004, Phillips-Van Heusen Corporation, a Delaware corporation, issued a press release to report that it was reconfirming its earnings estimates for 2004.

The full text of the press release issued is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release and the information contained in this Item 9 are not deemed filed for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The press release and information are not to be incorporated by reference into any registration statement, report or other document filed pursuant to the Securities Act or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer
Mark D. Fischer, Vice President

Date: June 10, 2004